2023 AMENDMENT TO CERTAIN PLANS OF EXELON CORPORATION WHEREAS, Exelon Corporation (the “Company” or “Exelon”) and its subsidiaries sponsor and maintain for the benefit of certain of their employees and retirees (and their dependents) certain compensation and benefit plans and program listed on Appendix A (each a “Plan” and, collectively, the “Plans”); WHEREAS, on July 25, 2023, the Board of Directors of Exelon approved the Exelon Corporation Financial Restatement Compensation Recoupment Policy (the “Mandatory Clawback Policy”), in accordance with the requirements of Section 10D of the U.S. Securities Exchange Act of 1934, as amended, and Section 5608 of the Nasdaq Listing Rules; WHEREAS, pursuant to the Mandatory Clawback Policy, in the event of a Financial Restatement (as defined in the Mandatory Clawback Policy), the Company shall promptly recover certain incentive-based compensation and earnings accrued thereon from Executive Officers (as defined in the Mandatory Clawback Policy); WHEREAS, incentive-based compensation may include amounts provided as compensation or benefits under the Plans; WHEREAS, to reflect the requirements of the Mandatory Clawback Policy, the Company desires to amend the Plans to provide that compensation and benefits thereunder are subject to the Mandatory Clawback Policy; WHEREAS, the Company, through action of its Chief Human Resources Officer or other designated officer, is authorized to amend the Plans in these respects; and WHEREAS the Exelon Corporation Long-Term Incentive Plan and Key Management Severance Plan already provide for the clawback of compensation of benefits awarded thereunder. NOW, THEREFORE, BE IT RESOLVED, that the Plans set forth in Appendix A hereto are each hereby amended effective as of December 1, 2023 to provide that, notwithstanding any provision of any Plan to the contrary, compensation and benefits paid or payable under each Plan shall be subject to clawback in accordance with the terms and conditions of the Exelon Corporation Financial Restatement Compensation Recoupment Policy, as in effect from time to time, including any amendments thereto or new clawback policies required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing applicable stock exchange listing standards or rules and regulations thereunder, or as otherwise required by law or regulation; and FURTHER RESOLVED, that the Company officers and their delegates are hereby authorized to execute all agreements, documents, instruments and certificates as are necessary, advisable or appropriate to carry out the purposes and intent of the foregoing resolutions. *******************

IN WITNESS WHEREOF, the undersigned officer has executed the foregoing resolutions on behalf of the Company, this 21st day of December, 2023. EXELON CORPORATION By: _____________________________ Amy E. Best Executive Vice President and Chief Human Resources Officer

APPENDIX A AMENDED PLANS Exelon Corporation Annual Incentive Program Exelon Corporation Supplemental Management Retirement Plan Exelon Corporation Deferred Compensation Plan Exelon Corporation Supplemental Pension Benefit Plan Constellation Energy Group, Inc. Senior Executive Supplemental Plan Constellation Energy Group, Inc. Supplemental Pension Plan Constellation Energy Group, Inc. Benefits Restoration Plan Constellation Energy Nuclear Group, LLC Benefits Restoration Plan Baltimore Gas & Electric Company Executive Benefit Plan Baltimore Gas & Electric Company Manager Benefit Plan Pepco Holdings LLC 2011 Supplemental Executive Retirement Plan Conectiv Supplemental Executive Retirement Plan Pepco Holdings LLC Combined Executive Retirement Plan Each other plan or arrangement providing compensation or benefits that is subject to the Exelon Corporation Financial Restatement Compensation Recoupment Policy, as in effect from time to time.